UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2014

SUNVAULT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-181040	27-4198202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

107 Portside Court, Kelowna, BC, Canada	V1V 1T2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (778) 478-9530
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

On July 25, 2014, we entered into equipment purchase agreements with Fergus Edward Ismond and Steven Mark Hoof, wherein we agreed to purchase trailer units, of which Mr. Ismond and Mr. Hoof are 50% owners. As consideration for the purchase of the trailer units, we have agreed to issue to Mr. Ismond and Mr. Hoof $125,000 each by way of the issuance of shares of our common stock at a deemed price of $0.25 per share.

On July 29, 2014, we entered into an equipment purchase agreement with Mr. Ismond wherein we agreed to purchase an oil service truck. As consideration for the purchase of the oil service truck, we have agreed to issue to Mr. Ismond $100,000, by way of the issuance of shares of our common stock at a deemed price of $0.25 per share.

Pursuant to the equipment purchase agreements, we have issued an aggregate of 1,400,000 shares of our common stock to 2 non-US persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

10.1	Equipment purchase agreement dated July 25, 2014 between our company and Fergus Edward Ismond
10.2	Equipment purchase agreement dated July 25, 2014 between our company and Steven Mark Hoof
10.3	Equipment purchase agreement dated July 25, 2014 between our company and Fergus Edward Ismond

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNVAULT ENERGY, INC.

Date: August 8th, 2014	By:	/s/ Gary Monaghan
Gary Monaghan
President and Director

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